UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 7, 2010

SPORTS PROPERTIES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-33918	74-3223265
(Commission File Number)	(I.R.S. Employer Identification No.)

437 MADISON AVENUE

NEW YORK, NEW YORK 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2010, Sports Properties Acquisition Corp. (“Sports Properties”) and Medallion Financial Corp. (“Medallion Financial”) entered into an amendment (the “Amendment to the Framework Agreement”) to the Framework Agreement, dated as of November 18, 2009 (the “Framework Agreement”), by and between Sports Properties and Medallion Financial, which, as previously announced, contemplates Sports Properties’ continuing its business as a corporation that acquires and actively manages transferable licenses that permit the operation of taxicabs in major metropolitan cities in the United States, or medallions, leases the medallions to fleet taxi operators, operates, on a selective basis, the taxicab fleets associated with those medallions and provides a range of services to and otherwise participates in the taxi industry, under its proposed new name, Medallion Management, Inc. The Amendment to the Framework Agreement revises one of the conditions to Sports Properties’ obligation to close the transactions contemplated by the Framework Agreement to reduce the amount that must be contained in Sports Properties’ trust account from $100 million, after payment to stockholders who exercise conversion rights and payment to stockholders from whom Sports Properties purchases shares of common stock that it issued in its initial public offering (“IPO”), to $50 million, after payment to stockholders who exercise conversion rights, payment to stockholders from whom Sports Properties purchases shares of common stock that it issued in its IPO (“IPO Shares”) and payment of expenses associated with the transactions contemplated by the Framework Agreement. The Amendment also removes certain closing deliverables.

The foregoing description is qualified in its entirety by reference to the full text of the Framework Agreement and the Amendment to the Framework Agreement, which are attached with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Following is an example of Sports Properties’ estimated transaction costs incurred and payable upon the closing of the transaction contemplated by the Framework Agreement assuming a maximum transaction size of $100 million (after payment to stockholders who exercise conversion rights and payment to stockholders from whom Sports Properties purchases IPO Shares) and assuming a maximum transaction size of $50 million (after payment to stockholders who exercise conversion rights, payment to stockholders from whom Sports Properties purchases IPO Shares and payment of expenses associated with the transactions contemplated by the Framework Agreement).

Assuming Maximum Transaction Size (1)(2)
Trust Balance	$215,196,180
Legal and financial advisory fees	2,000,000
Underwriting fees	2,150,000
Accounting and other	200,000
Accrued expenses	700,000
Total Transaction Expenses	$5,050,000
Trust Balance After Transaction Expenses	$210,146,180
Trust Balance After Transaction Expenses Per Share (4)	$9.74

Assuming Net Transaction Size of $50 Million (1)(3)
Trust Balance	$53,500,000
Legal and financial advisory fees	1,500,000
Underwriting fees	802,500
Accounting and other	200,000
Accrued expenses	700,000
Total Transaction Expenses	$3,202,500
Trust Balance After Transaction Expenses	$50,297,500
Trust Balance After Transaction Expenses Per Share (4)	$9.34

(1)	Sports Properties has entered into agreements with Banc of America Securities LLC and the other IPO underwriters to reduce the deferred underwriting fees payable to them upon consummation of the transactions contemplated by the Framework Agreement from approximately $9.3 million to approximately 1.5% of the amount contained in our trust account (after payment to stockholders who exercise conversion rights and payment to stockholders from whom Sports Properties purchase IPO Shares) to $2.15 million in the aggregate. These agreements and other arrangements Sports Properties has entered into may contain a variable component which is tied to the amount in the trust account on the closing date of the transactions contemplated by the Framework Agreement after taking into account amounts paid to Sports Properties’ stockholders with whom Sports Properties enters into forward contracts before the close of the transactions contemplated by the Framework Agreement to purchase stockholders’ shares and any amounts paid to holders of the IPO Shares who vote either for or against the transactions contemplated by the Framework Agreement and demand conversion of their IPO Shares.
(2)	Assumes that no stockholders exercise conversion rights with respect to their shares of Sports Properties’ common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transaction costs and for operating purposes and is based upon the December 24, 2009 trust account balance.
(3)	Assumes 16,195,578 IPO Shares were either converted into their pro rata shares of the funds in Sports Properties’ trust account or purchased pursuant to forward purchase contracts Sports Properties entered into with the holders thereof.
(4)	Assumes 21,581,300 shares of common stock outstanding at the maximum transaction value size and 5,385,722 shares of common stock outstanding at the minimum transaction value size.

Item 8.01	Other Events

On January 7, 2010, Sports Properties issued a press release announcing that it entered into the Amendment and that it filed a supplement to its definitive proxy statement, dated December 31, 2009, updating the disclosure in the definitive proxy statement as a result of the Amendment to the Framework Agreement. The press release also announced today that Medallion Financial may purchase up to $6 million of shares of common stock of Sports Properties pursuant to a Rule 10b5-1 purchase plan in the open market or pursuant to privately negotiated transactions with sophisticated investors prior to the date of the previously announced special meetings of stockholders and warrantholders. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Framework Agreement, dated as of November 18, 2009, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp. (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by the Company on November 18, 2009)

10.2	Amendment to the Framework Agreement, dated as of January 7, 2010, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp.

99.1	Press Release dated January 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS PROPERTIES ACQUISITION CORP.

Dated: January 7, 2010	By:	/s/ LARRY D. HALL
Larry D. Hall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Framework Agreement, dated as of November 18, 2009, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp. (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by the Company on November 18, 2009)

10.2	Amendment to the Framework Agreement, dated as of January 7, 2010, by and between Sports Properties Acquisition Corp. and Medallion Financial Corp.

99.1	Press Release dated January 7, 2010